Exhibit 1.1

COMSTOCK HOMEBUILDING COMPANIES, INC.

3,600,000 Shares of Class A Common Stock,
$0.01 par value per share

UNDERWRITING AGREEMENT

BB&T CAPITAL MARKETS, A Division of Scott & Stringfellow, Inc.
ROBERT W. BAIRD & CO., and
FERRIS, BAKER WATTS, INCORPORATED
        As Representatives of the Several Underwriters

c/o BB&T Capital Markets, a Division of Scott & Stringfellow, Inc.
900 East Main Street
Richmond, Virginia 23219

December    , 2004

Ladies and Gentlemen:

        Comstock Homebuilding Companies, Inc., a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the underwriters, acting severally and not jointly, named in Schedule I hereto (the "Underwriters") an aggregate of 3,600,000 shares (the "Firm Shares") of Class A common stock, $0.01 par value per share ("Common Stock"), of the Company and, at the election of the Underwriters pursuant to Section 2 hereof and acting through the Representatives, up to 540,000 additional shares of Common Stock (the "Optional Shares"). The Firm Shares and the Optional Shares are herein collectively called the "Shares." BB&T Capital Markets, A Division of Scott & Stringfellow, Inc. ("BBTCM"), Robert W. Baird & Co. and Ferris, Baker Watts, Incorporated have agreed to act as representatives of the several Underwriters (in such capacity, the "Representatives") in connection with the offering and sale of the Shares.

        As part of the offering contemplated by this Agreement and at the request of the Company, the Underwriters have agreed to reserve out of the Firm Shares purchased by them under this Agreement, up to 400,000 shares of Common Stock, for sale to directors, officers, other employees, consultants, business associates and related persons (the "Participants") of the Company and its Subsidiaries (as defined herein) upon the terms and conditions set forth in the Prospectus and in accordance with all applicable laws, rules and regulations, including the rules, regulations and interpretations of the National Association of Securities Dealers, Inc. ("NASD") under a directed share program (the "Directed Share Program"). BBTCM will administer the Directed Share Program. The Firm Shares to be sold pursuant to the Directed Share Program will be sold at the public offering price. Any Directed Shares not subscribed for (or orally confirmed at the discretion of the Representatives) by the end of the business day after the date of the Prospectus may be offered to the public by the Underwriters in the same manner as all other Firm Shares. Under no circumstances will the Representatives or any Underwriter be liable to the Company or to any Participant for any action taken or omitted to be taken in good faith in connection with the Directed Share Program.

1.     Representations and Warranties

          (a)   The Company represents and warrants to, and agrees with, each of the Underwriters that:

            (i)    A registration statement on Form S-1 including the financial statements, exhibits and schedules thereto (File No. 333-118193) (the "Initial Registration Statement") under the

    Securities Act of 1933, as amended and including the rules and regulations thereunder (the "Act"), and as a part thereof a preliminary prospectus, in respect of the Shares has been prepared by the Company and filed with the United States Securities and Exchange Commission (the "Commission"); and such registration statement, as amended, has been declared effective by the Commission in such form; the Company has complied to the Commission's satisfaction with all requests of the Commission for additional or supplemental information; other than a registration statement, if any, increasing the size of the offering (a "Rule 462(b) Registration Statement"), filed pursuant to Rule 462(b) under the Act, which would become effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission other than in accordance with Section 5(a) of this Agreement; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a "Preliminary Prospectus;" the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the "Registration Statement," and such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the "Prospectus");

            (ii)   No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriters through the Representatives, expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriters consists of the statements set forth in the            sentences of the            paragraphs under the caption "Underwriting" (the "Underwriter Information");

            (iii)  The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act, including with respect to documents that are required to be described in the Registration Statement and the Prospectus or filed as an exhibit to the Registration Statement, and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information; the Preliminary Prospectus was, and the Prospectus delivered to the Underwriters for use in connection with this offering will be, identical to the versions of the Preliminary

    Prospectus and Prospectus transmitted to the Commission for filing via the Electronic Data Gathering Analysis and Retrieval System, except to the extent permitted by Regulation S-T;

            (iv)  Neither the Company nor any of its subsidiaries (as defined in Rule 405 of the Act), a complete and correct list of which is attached as Schedule II (the "Subsidiaries"), has sustained since the date of the latest audited financial statements included in the Prospectus any material loss or interference with its assets or business from fire, explosion, flood, natural disaster, act of terrorism or other calamity, whether or not covered by insurance, or from any labor dispute or court, arbitrator or governmental action, ruling, order or decree, except as set forth and contemplated in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been (a) any change in the outstanding capital stock or debt of the Company or any of the Subsidiaries (other than short term debt incurred in the ordinary course of business consistent with past practices), (b) any change, event or development of any kind that has or would prospectively result in a material adverse change in, or had or would prospectively result in a material adverse effect on, the affairs, assets, business, prospects, management, financial position, condition, stockholders' equity or results of operations of the Company and the Subsidiaries taken as a whole or on the ability of the Company to comply with the terms and conditions set forth herein ("Material Adverse Effect"), (c) any transaction outside of the ordinary course of business that is material to the Company and its Subsidiaries that has been entered into or (d) any material obligation, contingent or otherwise, incurred by the Company or any Subsidiary outside of the ordinary course of business, in each case except as set forth and contemplated in the Prospectus;

            (v)   This Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and by general equitable principles, and except to the extent that the indemnification and contribution provisions of Section 8 hereof may be limited by federal or state securities laws and public policy considerations in respect thereof;

            (vi)  The Company and each of the Subsidiaries have (a) good and marketable title in fee simple to all real property, (b) good and marketable title to all real property-related interests and (c) have good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries; neither the Company nor any of its Subsidiaries owns a material interest in any capital stock of or other equity interest in any corporation, limited liability company, partnership, joint venture, trust or other entity other than as described in the Prospectus; and any real property and buildings held under lease by the Company or any of the Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company or such Subsidiaries; the Company or a Subsidiary has obtained (i) an owner's title insurance policy, from a title insurance company licensed to issue such policy, on any real property owned in fee simple by the Company or any Subsidiary that is material to the Company or any Subsidiary, the title insurance insures the Company's or the Subsidiary's fee simple interest in such real property, the policy or policies include only commercially reasonable exceptions, and maintain coverages in amounts at least equal to amounts that are generally deemed in the Company's industry to be commercially reasonable in the markets where the Company's or Subsidiary's properties are located, or (ii) a lender's title insurance policy insuring the lien of its mortgage securing the real property with coverage equal to the maximum aggregate principal amount of any indebtedness held by the Company or a Subsidiary and secured by the real property;

            (vii) To the Company's knowledge, all improved real property owned or leased by the Company or the Subsidiaries is free of material structural defects and all completed home and building systems contained therein are in good working order in all material respects; the Company and the Subsidiaries have created adequate warranty reserves to effect repairs, maintenance and capital expenditures on all improved real property for which the Company or the Subsidiaries may be liable; to the knowledge of the Company and the Subsidiaries, water, storm water, sanitary sewer, electricity, cable and telephone service are all available at the property lines of such real property over duly dedicated streets or perpetual easements of record benefiting such property; except as described in the Prospectus, to the knowledge of the Company and its Subsidiaries, there is no pending or threatened special assessment, tax reduction proceeding or other action of a Governmental Agency that could reasonably be expected to materially increase the real property taxes or assessment of any real property owned by the Company or its Subsidiaries (or any real property that the Company or its Subsidiaries have an option to acquire) or otherwise result in a Material Adverse Effect;

            (viii) The Company and each of its Subsidiaries have been duly incorporated or organized and are validly existing as corporations or limited liability companies in good standing under the laws of their respective jurisdictions of incorporation or organization, with power and authority (corporate and other) to own or lease their respective properties and conduct their respective businesses as described in the Prospectus, and each has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified or in good standing could not result in a Material Adverse Effect;

            (ix)  The minutes books of the Company and its Subsidiaries have been made available to the Underwriters and contain a complete summary of all meetings and other actions of the directors and shareholders of the Company and its Subsidiaries in all material respects since the time of their incorporation or organization, and reflect all transactions referred to in such minutes accurately in all respects;

            (x)   The Company has an authorized capitalization as set forth in the Prospectus under the caption "Capitalization" and otherwise; all of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and nonassessable and conform to the description of the capital stock of the Company contained in the Prospectus under the caption "Capitalization" or otherwise; except as described in the Prospectus, there are no preemptive or other similar rights to subscribe for or to purchase any securities of the Company or securities that are convertible or exchangeable into securities of the Company; there are no warrants or options or similar rights to purchase any securities of the Company or securities that are convertible or exchangeable into securities of the Company and neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights for or relating to the registration of any securities of the Company or securities that are convertible or exchangeable into securities of the Company with respect to such filing, offering or sale; the Company has not sold or issued any securities since its formation and such issuance was exempt from registration in accordance with Section 4(2) of the Act; except as (i) described in the Prospectus or (ii) for S-corporation distributions made in the ordinary course by certain Subsidiaries of the Company, since the date of the latest audited financial statements included in the Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the

    Company or its Subsidiaries (except as paid or made to the Company or other Subsidiaries) on any class of its capital stock; the sole shareholders of the Company immediately prior to the consummation of the transactions contemplated by this Agreement will be Christopher Clemente, Gregory V. Benson, Lawrence Golub and James Keena;

            (xi)  All of the issued and outstanding shares of capital stock of each of the Subsidiaries have been duly and validly authorized and issued and are fully paid and nonassessable; and except as described in the Prospectus, all outstanding shares of capital stock of each of the Subsidiaries are owned directly by the Company free and clear of all liens, encumbrances, security interests, equities or claims;

            (xii) The Shares have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and nonassessable and will conform to the description of the Shares contained in the Prospectus and will be evidenced by certificates that are in valid and sufficient form;

            (xiii) The issue and sale of the Shares by the Company and the compliance by the Company with all of the provisions of this Agreement and the Merger Agreements (as hereinafter defined) and the consummation by the Company of the other transactions herein and therein contemplated will not (i) conflict with or result in any violation of the provisions of the Certificate of Incorporation or the Bylaws of the Company or the articles of incorporation or limited liability company operating agreements, as applicable, of any of the Subsidiaries or (ii) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries is bound or to which any of the property or assets of the Company or any of the Subsidiaries is subject, (iii) result in the creation or imposition of any material lien, charge, claim or encumbrance upon any material property or assets of the Company or its Subsidiaries, or (iv) violate any statute or any order, rule or regulation of any court or tribunal or federal, state, local or foreign governmental or regulatory agency or body or self-regulatory authority or legislative body having jurisdiction over the Company or any of the Subsidiaries or any of its or their properties or assets (each, a "Governmental Agency"); and no concession, permit, license, consent, exemption, franchise, authorization, order, registration, qualification or other approval (each, an "Authorization") of or with any Governmental Agency is required for the issuance and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement and the Merger Agreements, except such as have been obtained under the Act, listing of the Shares on the Nasdaq National Market of The Nasdaq Stock Market ("Nasdaq"), approval of the NASD, filing of certificates of merger with the State Corporation Commission of the Commonwealth of Virginia and the Delaware Secretary of State, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

            (xiv) Neither the Company nor any of the Subsidiaries (i) is in violation of its organizational documents or (ii) except as would not reasonably be expected to result in a Material Adverse Effect, is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties or assets may be bound, nor has any such agreement or instrument been declared to be in default by any party thereto and such agreements and instruments are legal, valid and binding obligations of the parties thereto; except as may be required by applicable law or as disclosed in the Prospectus, the Subsidiaries are not prohibited or restricted from paying dividends to the Company, or from making any other distribution with respect to any of their capital stock or interests, or from repaying the Company for any loans or advances to them from the Company (if any), or from transferring their property or assets to the Company;

            (xv) There are no legal or governmental proceedings pending to which the Company or any of the Subsidiaries is a party or of which any property or asset of the Company or any of the Subsidiaries is the subject which, if determined adversely to the Company or any of the Subsidiaries, could, currently or prospectively, individually or in the aggregate, have a Material Adverse Effect, and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by any Governmental Agency or by others;

            (xvi) The Company is not and, after giving effect to the offering and sale of the Shares, will not be an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act");

            (xvii) The Company and its Subsidiaries, and their respective directors, officers and affiliates have not taken and, during the period of the distribution of the Shares by the Underwriters (within the meaning of the Act) (the "Prospectus Delivery Period") will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in, under the Securities Exchange Act of 1934, as amended and including the rules and regulations thereunder (the "Exchange Act"), or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

            (xviii) PricewaterhouseCoopers LLP, who have certified certain consolidated financial statements of the Company and the Subsidiaries, are independent public accountants as required by the Act and the Exchange Act, and were so at all times during the period covered by its report; to the knowledge of the Company, PricewaterhouseCoopers LLP is not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002, as amended and including the rules and regulations thereunder (the "Sarbanes-Oxley Act");

            (xix) The financial statements of the Company and the combined consolidated financial statements or the consolidated financial statements (as applicable), of the Subsidiaries, together with related notes, as set forth in the Registration Statement present fairly the consolidated financial position and the results of operations of the Company and the Subsidiaries at the indicated dates and for the indicated periods; such financial statements have been prepared in accordance with United States generally accepted accounting principles, consistently applied throughout the periods presented except as noted in the notes thereon, and all adjustments necessary for a fair presentation of results for such periods have been made; and the selected financial information included in the Prospectus presents fairly the information shown therein and has been compiled on a basis consistent with the financial statements presented therein; the pro forma financial statements included in the Registration Statement and Prospectus, including the notes thereto, present fairly, on the bases stated therein, the information shown therein at the indicated dates and for the indicated periods and comply as to form in all material respects with the requirements of the Act, including Regulation S-X thereunder; the pro forma financial statements, including the assumptions used in the preparation thereof as well as the presentation thereof, provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts; no other pro forma financial information is required to be included in the Registration Statement;

            (xx) The Company maintains a system of internal accounting controls applicable to the Company and its Subsidiaries sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

            (xxi) The Company has established and maintains and evaluates "disclosure controls and procedures" (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) and "internal control over financial reporting" (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its Subsidiaries, is made known to the Company's Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Company's auditors and the Board of Directors of the Company (or its Audit Committee, if constituted on the date hereof) have been advised of: (i) any significant deficiencies in the design or operation of internal controls that could adversely affect the Company's ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company's internal controls; any material weaknesses or significant deficiencies in internal controls have been identified for the Company's auditors; since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses; the Company has taken all actions to ensure that the Company and its Subsidiaries and any of the officers and directors of the Company and its Subsidiaries, in their capacities as such, are in compliance (assuming compliance would be required on the date hereof) in all material respects with the provisions of the Sarbanes-Oxley Act; the Company has taken all necessary actions to ensure that the Company and its Subsidiaries and any of the officers and directors of the Company and its Subsidiaries, in their capacities as such, will, following effectiveness of the Registration Statement, be in compliance in all material respects with the provisions of the Sarbanes-Oxley Act; except as otherwise disclosed in the Prospectus, there are no outstanding loans, advances or guarantees of indebtedness of any kind by the Company or its Subsidiaries to or for the benefit of any of the officers, directors, affiliates or representatives of the Company or its Subsidiaries, or any of the members of the families of any of them; and except as otherwise disclosed in the Prospectus, the Company and its Subsidiaries have not engaged in any off-balance sheet arrangements (within the meaning of Rule 303 of Regulation S-K under the Act);

            (xxii) Except as set forth in each Registration Statement and the Prospectus, there are no agreements, claims, payments, issuances, arrangements or understandings, whether oral or written, for services in the nature of finder's, consulting or origination fees with respect to the sale of the Shares or any other arrangements, agreements, understandings, payments or issuances with respect to the Company or any of its officers, directors, stockholders, partners, employees, subsidiaries or affiliates that may affect the Underwriters' compensation as determined by the NASD;

            (xxiii) Except as would not reasonably be expected to result in a Material Adverse Effect, the Company and the Subsidiaries hold and are operating in compliance with all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders ("Licenses") of any Governmental Agency required for the conduct of their respective businesses as presently being conducted, and all Licenses are valid and in full force and effect and the Company has not received any notice of proceedings relating to the revocation or modification of any such Licenses and knows of no basis for any such revocation or modification; none of the Licenses held by the Company contains any material restriction that is not adequately disclosed in the Prospectus; the Company and each of the Subsidiaries are in compliance, in all material respects, with all laws, regulations, rulings, orders, judgments and decrees applicable to them and the Company has not received any notice to the contrary;

            (xxiv) The Shares have been registered pursuant to Section 12(b) of the Exchange Act and have been approved for listing, subject to notice of issuance, on the Nasdaq National Market;

            (xxv) The Company and each of the Subsidiaries are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company or any of the Subsidiaries would have any liability; the Company and each of the Subsidiaries have not incurred and do not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Section 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder ("Code"); each "pension plan" for which the Company and each of its Subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; the descriptions of the Company's equity incentive plans and other share plans or arrangements, if any, and the options or other rights granted or available for grant thereunder set forth in the Prospectus accurately and fairly present the information required to be disclosed with respect to such plans, arrangements, options and rights;

            (xxvi) No labor dispute with the employees of the Company or any Subsidiary exists or, to the knowledge of the Company, is threatened or imminent that could have a Material Adverse Effect;

            (xxvii) The Company and each of the Subsidiaries have the right to use all trademarks, trade names, trade secrets, servicemarks, inventions, patent rights, mask works, copyrights, licenses, software code, audiovisual works, formats, algorithms and underlying data required to operate its business as presently being conducted and proposed to be conducted as described in the Prospectus, and the Company and each of the Subsidiaries have all required Authorizations that are necessary for fulfillment of their respective obligations or the conduct of their respective businesses as now conducted or proposed to be conducted as described in the Prospectus; and neither the Company nor any of the Subsidiaries is infringing any trademark, trade name, patent, mask works, copyrights, licenses, trade secret, servicemarks or other similar rights of others, and there is no claim being made against the Company or any of the Subsidiaries regarding trademark, trade names, patent, mask work, copyright, license, trade secret, service marks or other infringement or assertion of intellectual property rights which could have a Material Adverse Effect; the Company has confidentiality and non-competition agreements in place with certain of its executive officers for the protection of the Company's property, including confidential information and trademarks, sufficient to enable the Company and Subsidiary to fulfill their contractual obligations and to conduct their respective businesses as now conducted or proposed to be conducted as described in the Prospectus;

            (xxviii) The Company and each of the Subsidiaries has filed all federal, state and foreign income, franchise and excise tax returns which have been required to be filed (or have received an extension with respect thereto), and have paid or made adequate reserves for, all taxes indicated by said returns and all assessments received by them to the extent that such taxes have become due and are not being contested in good faith; to the best knowledge of the Company there is no tax deficiency that has been or might be asserted against the Company that could have a Material Adverse Effect;

            (xxix) Except as otherwise disclosed in the Prospectus, (i) neither the Company nor any of the Subsidiaries nor, to the knowledge of the Company, any other owners of the properties at any time, or any other party has at any time, used, handled, stored, treated, transported, manufactured, spilled, leaked, released or discharged, dumped, transferred or otherwise disposed of or dealt with, Hazardous Materials (as defined below) on, in, under or affecting any real property currently leased or owned or by any means controlled by the Company or any of the Subsidiaries, or to be leased or owned or by any means to be controlled by the Company or any of the Subsidiaries, including any real property that the Company has an option to acquire (collectively, the "Real Property"), except in connection with the ordinary use in compliance with all applicable laws, including all applicable Environmental Statutes (as hereinafter defined); (ii) the Company does not intend to use the Real Property or any subsequently acquired properties for the purpose of using, handling, storing, treating, transporting, manufacturing, spilling, leaking, discharging, dumping, transferring or otherwise disposing of or dealing with Hazardous Materials; (iii) neither the Company, nor any of the Subsidiaries has received any notice of, or has any knowledge of, any occurrence or circumstance which, with notice or passage of time or both, could give rise to a claim under or pursuant to any federal, state or local environmental statute or regulation or under common law, pertaining to Hazardous Materials on or originating from any of the Real Property or any assets described in the Prospectus (or the most recent Preliminary Prospectus) or any other real property owned or occupied by any such party or arising out of the conduct of any such party, including without limitation a claim under or pursuant to any Environmental Statute; (iv) the Real Property is not included or proposed for inclusion on the National Priorities List issued pursuant to CERCLA (as defined below) by the United States Environmental Protection Agency (the "EPA") or, to the Company's knowledge, proposed for inclusion on any similar list or inventory issued pursuant to any other Environmental Statute or issued by any other Governmental Agency; and in the operation of the Company's businesses, the Company acquires before acquisition of any material parcel of Real Property an environmental assessment of the Real Property,

            As used herein, "Hazardous Material" shall include, without limitation, any flammable explosive, radioactive material, hazardous substance, hazardous material, hazardous waste, toxic substance, asbestos or related material, as defined by any federal, state or local environmental law, ordinance, rule or regulation including without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Sections 9601-9675 ("CERCLA"), the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Sections 1801-1819, the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Sections 6901-6992K, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Sections 11001-11050, the Toxic Substances Control Act, 15 U.S.C. Sections 2601-2671, the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Sections 136-136y, the Clean Air Act, 42 U.S.C. Sections 7401-7642, the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. Sections 1251-1387, the Safe Drinking

    Water Act, 42 U.S.C. Sections 300f-300j-26, and the Occupational Safety and Health Act, 29 U.S.C. Sections 651-678, as any of the above statutes may be amended from time to time, and in the regulations promulgated pursuant to each of the foregoing (individually, an "Environmental Statute") or by any Governmental Agency;

            (xxx) There are no costs or liabilities associated with the Real Property pursuant to any Environmental Statute (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with any Environmental Statute or any Authorization, any related constraints on operating activities and any potential liabilities to third parties) which could, individually or in the aggregate, have a Material Adverse Effect; and none of the entities that prepared appraisals of any parcel of Real Property, if any, nor the entities that prepared Phase I or other environmental assessments with respect to the Real Property, if any, was employed for such purpose on a contingent basis or has any substantial interest in the Company or any of the Subsidiaries or will be permitted to participate in the Directed Share Program, and none of their directors, officers or employees is connected with the Company or any of the Subsidiaries as a promoter, selling agent, officer, director or employee;

            (xxxi) Neither the Company nor any Subsidiary knows of any violation of any municipal, state or federal law, rule or regulation concerning any real property owned in fee simple, owned through a limited liability company, joint venture or other partnership or entity or leased by the Company or the Subsidiaries as of the date of this Agreement (collectively, for purposes of this subsection only, the "Properties") or any part thereof which could reasonably be expected to have a Material Adverse Effect; the Company has fairly summarized in the Prospectus all material options and rights of first refusal to purchase all or part of any material parcel of Property or any interest therein; each of the Properties complies with all applicable zoning laws, ordinances, regulations and deed restrictions or other covenants in all material respects or, if and to the extent there is a failure to comply, such failure does not materially impair the value of any of the Properties and will not result in a forfeiture or reversion of title; neither the Company nor any Subsidiary has received from any Governmental Agency any written notice of any condemnation of or zoning change affecting any material parcel of Property or any part thereof, and neither the Company nor the Subsidiaries knows of any such condemnation or zoning change which is threatened and which if consummated could reasonably be expected to have a Material Adverse Effect; all liens, charges, encumbrances, claims, or restrictions on or affecting the properties and assets (including the Properties) of the Company or any of the Subsidiaries that are required to be described in the Prospectus (or the most recent Preliminary Prospectus) are disclosed therein;

            (xxxii) Neither the Company nor its Subsidiaries, nor any officer or director purporting to act on behalf of the Company or its Subsidiaries has at any time (i) made any contributions to any candidate for political office, or failed to disclose fully any such contributions, in violation of applicable law, (ii) made any payment to any local, state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payment required or allowed by applicable law, or (iii) engaged in any transaction, maintained any bank account or used any corporate funds except for transaction, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Company and its Subsidiaries;

            (xxxiii) To the best of the Company's knowledge, the industry, statistical and market related data included in the Registration Statement and Prospectus is based on or derived from the most current sources available and the Company and its Subsidiaries believe such sources are reliable and such data is accurate and complete in all material respects;

            (xxxiv) The Company and its Subsidiaries have not relied upon the Underwriters, or legal counsel for the Underwriter, for any legal, tax or accounting advice in connection with the offering and sale of the Shares;

            (xxxv) Except as disclosed to the Representatives in writing, to the Company's knowledge, there are no affiliations or associations between any member of the NASD and any of the Company's officers, directors or 5% or greater securityholders (or their affiliates);

            (xxxvi) The Company has delivered to the Representatives three complete manually signed copies of the Registration Statement and of each consent and certificate of experts filed as a part thereof, and conformed copies of the Registration Statement (without exhibits), the Preliminary Prospectus and the Prospectus, each as amended or supplemented, in such quantities and at such places as the Representatives have reasonably requested for each of the Underwriters;

            (xxxvii) The Company has not distributed and will not distribute, prior to the later of the last Time of Delivery (as defined in Section 4 hereof) or the completion of the Underwriters' distribution of the Shares, any offering material in connection with the offering and sale of the Shares other than a Preliminary Prospectus, the Prospectus and the Registration Statement;

            (xxxviii) Neither the Company nor any of its affiliates (i) is required to register as a "broker" or "dealer" in accordance with the provisions of the Exchange Act, or (ii) directly, or indirectly through one or more intermediaries, controls or has any other association with (within the meaning of Article I of the Bylaws of the NASD) any member firm of the NASD;

            (xxxix) Any certificate signed by any officer of the Company or any Subsidiary delivered to the Representatives or to legal counsel for the Underwriters pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby;

            (xl)  The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; there are no claims by the Company or any of the Subsidiaries under any such policies or instruments as to which any insurance company is denying liability or defending under a reservation of rights clause except as previously disclosed in writing to the Underwriters; neither the Company nor its Subsidiaries have any reason to believe that they will not be able to renew existing insurance policies in all material respects as and when such coverage expires or be able to obtain similar coverage from an equally reputable insurer on substantially similar terms;

            (xli) Each of the merger agreements, dated as of December    , 2004 (the "First Merger Agreements"), between Comstock Service Corp., Inc. ("Comstock Service"), Sunset Investment Corp. Inc. ("Sunset"), and Comstock Homes, Inc. ("Comstock Homes"), respectively, and Comstock Holding Company, Inc. ("Comstock Holding"), as well as the merger agreement, dated as of December    , 2004 (the "Second Merger Agreement", and together with the First Merger Agreements, the "Merger Agreements") between Comstock Holding and the Company, have been duly authorized by all necessary corporate and stockholder action and have been duly executed and delivered by the respective parties thereto. Each Merger Agreement constitutes the legal, valid and binding obligation of each party thereto and is enforceable against each party thereto in accordance with it terms except as may be limited by (a) bankruptcy, insolvency, moratorium, fraudulent conveyance or similar laws affecting the rights of creditors and (b) principles of equity, whether considered at law or in equity.

            (xlii) No consent, approval, authorization or order of, or qualification with, any governmental body or agency, other than those obtained, is required in connection with the offering of the Directed Shares in any jurisdiction where the Directed Shares are being offered; the Company has not offered, or caused the Representatives to offer, Shares to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer's or supplier's level or type of business with the Company, (ii) a trade journalist or publication to write or publish favorable information about the Company or its products or (iii) any other person or entity.

        The Company acknowledges that the Underwriters and, for purposes of the opinions to be delivered by counsel to the Underwriters in connection herewith, counsel to the Underwriters will rely upon the accuracy and truthfulness of the foregoing representations and warranties and the Company hereby consents to such reliance.

2.     Purchase and Sale

        Subject to the terms and conditions herein set forth, (a) the Company agrees to sell to each of the Underwriters, and on the basis of the representations and warranties of the Company contained herein, each of the Underwriters agrees severally and not jointly, to purchase from the Company, at a purchase price per share of $            , the number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election, acting through the Representatives, to purchase Optional Shares as provided below, the Company agrees to sell to each of the Underwriters, and on the basis of the representations and warranties of the Company contained herein, each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per share set forth in clause (a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional securities) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares that such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto, and the denominator of which is the maximum number of the Optional Shares that all of the Underwriters are entitled to purchase hereunder.

        The Company hereby grants to the Underwriters the right to purchase, at their election, the Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of Shares in excess of the number of Firm Shares. Any such election to purchase Optional Shares may be exercised, in whole or in part, only by written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you, otherwise agree in writing, earlier than two or later than 10 business days after the date of such notice.

3.     Offering by the Underwriters

        Upon the authorization by the Representatives of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

4.     Delivery and Payment

          (a)   Certificates in definitive form for the Shares to be purchased by each Underwriter hereunder, and in such authorized denominations and registered in such names as you may request upon at least 48 hours' prior notice to the Company shall be delivered by or on behalf of the Company to the Representatives, through the facilities of the Depository Trust Company ("DTC") for the account of each Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the accounts specified by the Company to you, at least 48 hours in advance. The Company shall cause the certificates representing the Shares to be made available for checking and packaging at least 24 hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the "Designated Office"). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., Richmond, Virginia time, on [Date], 2004, or such other time and date as you and the Company may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., Richmond, Virginia time, on the date specified by you, in the written notice given by you of the Underwriters' election to purchase such Optional Shares, or at such other time and date as you and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the "First Time of Delivery," such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called a "Second Time of Delivery," and each such time and date for delivery is herein called a "Time of Delivery."

          (b)   The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 7(n) hereof, will be delivered at the offices of Hunton & Williams LLP, 951 East Byrd Street, Richmond, Virginia 23219 (the "Closing Location"), and the Shares will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at 10:00 a.m., Richmond, Virginia time, on the business day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto.

5.     Agreements of the Company

        The Company agrees with each of the Underwriters:

          (a)   To prepare the Prospectus in a form reasonably approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no amendment or supplement to the Registration Statement or Prospectus prior to any Time of Delivery that shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order.

          (b)   Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided, that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.

          (c)   To use its best efforts to furnish the Underwriters with written, executed and electronic copies of the Registration Statement and the Prospectus, as the case may be, prior to 10:00 a.m., Richmond, Virginia time, on the business day next succeeding the date of this Agreement and from time to time, at such locations and in such quantities as you may from time to time reasonably request during such period following the date hereof that a prospectus is required to be delivered in connection with offers or sales of Shares, and, if the delivery of a prospectus is required during this period and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary or appropriate during such period to amend or supplement the Prospectus in order to comply with the Act or the Exchange Act, to notify you and upon your request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance.

          (d)   To make generally available to its stockholders and to deliver to you as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement, an earnings statement of the Company and the Subsidiaries (which need not be audited) complying with Section 11(a) of the Act and Rule 158 under the Act covering a period of at least 12 months beginning after the effective date of the Registration Statement.

          (e)   During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus (the "Lock-Up Period"), the Company shall not, directly or indirectly, offer, sell, offer to sell, contract to sell, pledge, grant any option to purchase or otherwise sell or dispose of, except as provided hereunder, any securities of the Company that are substantially similar to the Shares, including but not limited to any shares of Common Stock or any other capital stock of the Company or any securities that are convertible into or exchangeable for, or that represent the right to receive, Common Stock or any other capital stock of the Company or any such substantially similar securities (other than (i) pursuant to the Company's benefit plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement, provided, that any shares issued pursuant to the Company's benefit plans shall be subject to restrictions in form and substance reasonably satisfactory to the Representatives prohibiting their resale prior to the expiration of the Lock-Up Period, or (ii) in connection with the merger with or acquisition of another corporation or entity or the acquisition of the assets or properties of any such corporation or entity and the related entry into a merger or acquisition agreement with respect to such merger or acquisition, so long as the recipients of the Company's securities agree in writing prior to the consummation of any such transaction, pursuant to an instrument in form and substance reasonably satisfactory to the Representatives, to be bound by the provisions of this Section 5(e) for the remainder of the Lock-Up Period as if such recipients were the Company), without the prior written consent of the BBTCM; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless the BBTCM waive, in writing, such extension.

          (f)    During a period of three years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request.

          (g)   To apply the net proceeds from the sale of the Shares for the purposes set forth in the Prospectus under the heading "Use of Proceeds."

          (h)   To use its best efforts to list for quotation, subject to notice of issuance, the Shares on the Nasdaq National Market.

          (i)    Not to invest, or otherwise use the proceeds received by the Company from the sale of the Firm Shares or Optional Shares in such a manner as would require the Company or any of the Subsidiaries to register as an investment company under the Investment Company Act.

          (j)    To use its best efforts to assist the Underwriters with the enforcement of the Lock-Up Agreements, as hereinafter defined.

          (k)   If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 9:00 a.m., Washington, D.C. time, on the business day immediately following the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act.

          (l)    To comply with all of the provisions of any undertakings in the Registration Statement and with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act of 2002, and will use its best efforts to cause the Company's directors and officers, in their capacities as such, to comply with such laws, rules and regulations.

          (m)  If at any time during the 90 day period after the Registration Statement becomes effective, any rumor, publication or other event relating to or affecting the Company shall occur as a result of which, in the opinion of the Representatives, the market price of the Common Stock has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates a supplement to or amendment of the Prospectus) and after written notice from the Representatives advising the Company to the effect set forth above, to forthwith prepare, consult with the Representatives concerning the substance of, and disseminate a press release or other public statement, reasonably satisfactory to the Representatives, responding to or commenting on such rumor, publication or event.

          (n)   To effectuate the mergers contemplated by the Merger Agreements prior to the offering contemplated by this Agreement.

6.     Payment of Expenses

        The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (a) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (b) the cost of printing or producing any Agreement Among Underwriters, this Agreement, the Blue Sky survey (if any) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (c) the cost of copying or distributing the Blue Sky memorandum (if any), closing documents (including any compilations thereof) and any other documents (such as underwriters' questionnaires and powers of attorney) in connection with the offering, purchase, sale and delivery of the Shares; (d) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (e) all fees and expenses in connection with listing the Shares on Nasdaq; (f) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, securing any required review by the NASD of the terms of the sale of the Shares; (g) the cost of preparing stock certificates; (h) the costs or expenses of any transfer agent or registrar; (i) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show; (j) the costs and expenses of the Directed Share Program; and (k) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that except as provided in this Section, Section 8 and Section 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

7.     Conditions to Obligations of Underwriters

        The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of such Time of Delivery, true and correct in all respects, and the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

          (a)   The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing under the Act and in accordance with Section 5(a) hereof; if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction; and no action shall have been taken by the NASD, the effect of which would make it improper in the judgment of the Representatives to proceed with the transactions contemplated hereby;

          (b)   Hunton & Williams LLP, counsel for the Underwriters, shall have furnished to you such written opinion or opinions, dated such Time of Delivery, with respect to the incorporation of the

  Company, the validity of the Shares being issued at such Time of Delivery, the Registration Statement, the Prospectus, and other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

          (c)   Greenberg Traurig, LLP, counsel for the Company, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance reasonably satisfactory to you and in substantially the form of Exhibit A attached hereto.

          (d)   (i) On the date of the Prospectus at a time prior to the execution of this Agreement, (ii) on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also (iii) at each Time of Delivery, PricewaterhouseCoopers LLP shall have furnished to you a letter or letters, dated the respective date of delivery thereof, in form and substance satisfactory to you, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information relating to the Company and its Subsidiaries contained in the Registration Statement and Prospectus.

          (e)   (i) Neither the Company nor any of the Subsidiaries shall have sustained, since the date of the latest audited financial statements included in the Prospectus, any loss or interference with its assets or business taken as a whole from fire, explosion, flood, natural disaster, act of terrorism or other calamity, whether or not covered by insurance, or from any labor dispute or court, arbitrator or governmental action, ruling, order or decree, except as set forth and contemplated in the Prospectus, and (ii) since the respective dates as of which information is given in the Prospectus there shall not have been any change in the outstanding capital stock or debt of the Company or any of the Subsidiaries (other than short term debt incurred in the ordinary course of business consistent with past practices), or any change, event or development of any kind that could, currently or prospectively, have a Material Adverse Effect, the effect of which, in any such case described in clause (i) or (ii), in your judgment, makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus.

          (f)    On or after the date hereof there shall not have occurred any of the following: (i) any United States federal or state statute, regulation, rule or order of any court, legislative body, agency or other Governmental Agency shall have been enacted, published, decreed or promulgated or any proceeding or investigation shall have been commenced which, in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus; (ii) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or the Nasdaq National Market; (iii) a general moratorium on commercial banking activities declared by either federal or New York or Delaware authorities; (iv) the outbreak or escalation of hostilities or an act of terrorism involving or affecting the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in this clause (iv) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus; or (v) such a change in general economic, political, financial or international conditions affecting financial markets in the United States having such an impact on trading prices of securities in general or otherwise, as, in your judgment, makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus.

          (g)   The Shares at the Time of Delivery shall have been duly listed, subject to notice of issuance, on the Nasdaq National Market.

          (h)   The Company shall have delivered to the Underwriters executed copies of "lock-up" agreements on terms satisfactory to the Representatives from the individuals and entities specified on Schedule II hereof (the "Lock-Up Agreements"), provided, that the Company shall be obligated only to use its best efforts to deliver such a lock-up agreement from James Keena.

          (i)    The Company and Christopher Clemente shall have entered into (i) a Trademark License Agreement with respect to the "Comstock" trademark as described in the Preliminary Prospectus and otherwise in form and substance satisfactory to the Representatives and (ii) a Share Transfer Agreement placing certain restrictions on the ability of Mr. Clemente to transfer shares of Class B common stock owned by him to competitors of the Company in form and substance satisfactory to the Representatives.

          (j)    The Company and each of Christopher Clemente, Greg Benson and Bruce Labovitz shall have entered into Employment Agreements and Non-Competition Agreements having the terms described in the Preliminary Prospectus and otherwise in form and substance satisfactory to the Representatives.

          (k)

          (l)    The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the business day next succeeding the date of this Agreement.

          (m)  The parties thereto shall have effectuated the mergers contemplated by the Merger Agreements.

          (n)   The Company shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, and as to such other matters as you may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (e) of this Section and as to such other matters as you may reasonably request.

          (o)   Without limiting the foregoing, on or before each Time of Delivery, the Representative and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

        If any condition specified in this Section 7 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by notice to the Company at any time prior to the First Time of Delivery or Second Time of Delivery as the case may be.

8.     Indemnification and Contribution

          (a)   The Company agrees to indemnify, defend and hold harmless each Underwriter, its officers, directors, employees, partners, members, agents and representatives, and any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any loss, liability, damage, claim (including the reasonable cost of investigation) or expenses, as incurred, which any such Underwriter or controlling person may incur under the Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, expense, liability, damage or claim arises out of or is based upon (i) in whole or in part upon any breach of the Company's representations or warranties or failure on the part of the Company to perform its obligations hereunder or to comply with any applicable law, rule or regulation relating to the offering of securities being made pursuant to the Prospectus, (ii) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus or any Preliminary Prospectus (iii) any omission or alleged omission to state a material fact required to be stated in any such Registration Statement, Prospectus or Preliminary Prospectus or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, or (iv) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Shares or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clauses (i), (ii) or (iii) above, provided that the Company shall not be liable under this clause (iv) to the extent that a court of competent jurisdiction shall have determined by a final judgment that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct; and to reimburse each Underwriter and each such controlling person for any and all expenses (including the fees and disbursements of counsel chosen by the Representatives) as such expenses are reasonably incurred by such Underwriter or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; except insofar as any such loss, expense, liability, damage or claim arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission of a material fact in conformity with information furnished in writing by the Underwriters through the Representatives to the Company expressly for use in such Registration Statement or Prospectus, it being understood and agreed that the only such information is the Underwriter Information; provided, further, that with respect to any Preliminary Prospectus, the foregoing indemnity agreement shall not inure to the benefit of any Underwriter from whom the person asserting any loss, claim, damage, liability or expense purchased Shares, or any person controlling such Underwriter, if copies of the Prospectus were timely delivered to the Underwriter pursuant to Section 1 hereof and a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or expense. The indemnity agreement set forth in this Section 8(a) shall be in addition to any liability which the Company might otherwise have.

          If any action is brought against an Underwriter or controlling person in respect of which indemnity may be sought against the Company pursuant to subsection (a) above, such Underwriter shall promptly notify the Company in writing of the institution of such action, and the Company shall assume the defense of such action, including the employment of counsel and payment of expenses; provided, however, that any failure or delay to so notify the Company will not relieve the Company of any obligation hereunder, except to the extent that its ability to defend is actually impaired by such failure or delay or then only to the extent of such impairment. Such Underwriter or controlling person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action, or the Company shall not have employed counsel to have charge of the defense of such action within a reasonable time or the Company or such person shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the Company (in which case the Company shall not have the right to assume the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company and paid as incurred (it being understood, however, that the Company shall not be liable for the expenses of more than one separate firm of attorneys for the Underwriters or controlling persons in any one action or series of related actions in the same jurisdiction (other than local counsel in any such jurisdiction) representing the indemnified parties who are parties to such action).

          (b)   Each Underwriter agrees, severally and not jointly, to indemnify, defend and hold harmless the Company, the Company's directors and the Company's officers that signed the Registration Statement and their agents and representatives, and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any loss, liability, damage, claim (including the reasonable cost of investigation) or expense, as incurred, which the Company or any such person may incur under the Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), but only insofar as such loss, expense, liability, damage or claim arises out of or is based upon (A) any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by such Underwriter through the Representatives to the Company expressly for use in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or the Prospectus), it being understood and agreed that the only such information is the Underwriter Information, or (B) any omission or alleged omission to state a material fact in connection with such Underwriter Information required to be stated either in such Registration Statement or the Prospectus or necessary to make such information, in the light of the circumstances under which made, not misleading; and to reimburse the Company or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Company, director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that such Underwriter may otherwise have.

          If any action is brought against the Company, any director, officer or any controlling person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph, the Company, director, officer or such person shall promptly notify the Representatives in writing of the institution of such action and the Representatives, on behalf of the Underwriters, shall assume the defense of such action, including the employment of counsel and payment of expenses; provided, however, that any failure or delay to notify the Representatives will not relieve the Underwriter of any obligation hereunder, except to the extent its ability to defend is actually impaired by such failure or delay and then only to the extent of such impairment. The Company, director, officer or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company, director, officer or such person unless the employment of such counsel shall have been authorized in writing by the Representatives in connection with the defense of such action or the Representatives shall not have employed counsel to have charge of the defense of such action within a reasonable time or the Representatives or the Company, director, officer or such person shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the Underwriters (in which case the Representatives shall not have the right to assume the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such Underwriter and paid as incurred (it being understood, however, that the Underwriters shall not be liable for the expenses of more than one separate firm of attorneys in any one action or series of related actions in the same jurisdiction (other than local counsel in any such jurisdiction) representing the indemnified parties who are parties to such action).

          (c)   The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and contains no statement as to, or admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

          (d)   If the indemnification provided for in this Section 8 is unavailable or insufficient to hold harmless an indemnified party under this Section 8 in respect of any losses, expenses, liabilities, damages or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the aggregate amount paid or payable by such indemnified party as a result of such losses, expenses, liabilities, damages or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Shares pursuant to this Agreement or (ii) if (but only if) the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, expenses, liabilities, damages or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same proportion as the total proceeds from the offering (net of the underwriting discount but before deducting expenses) received by the Company bear to the underwriting discount received by the Underwriters. The relative fault of the Company and the Underwriters shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company, on one hand, or by the Underwriters, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action. The provisions set forth in Sections 8(a) and (b) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 8(d); provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Sections 8(a) and 8(b) for purposes of indemnification.

          (e)   The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in subsection (d)(i) and, if applicable (ii), above. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the underwriting discount applicable to the Shares purchased by such Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 8 are several in proportion to their respective underwriting commitments and not joint. For purposes of this Section 8, each officer and employee of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Section 15 of the Act and Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Act and Section 20 of the Exchange Act shall have the same rights to contribution as the Company.

          (f)    The Company agrees to indemnify and hold harmless each Underwriter and its affiliates and each person, if any, who controls each Underwriter and its affiliates within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) as a result of the failure of any Participant to pay for and accept delivery of Directed Shares that the Participant has agreed to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program.

9.     Default of Underwriters

          (a)   If any Underwriter shall default in its obligation to purchase the Shares that it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within 48 hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of 48 hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Shares, or the Company notifies you that they have so arranged for the purchase of such Shares, you or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your opinion, exercised in consultation with Hunton & Williams LLP, may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

          (b)   If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all of the Shares to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares that such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

          (c)   If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares that remains unpurchased exceeds one-eleventh of the aggregate number of all of the Shares to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

10.   Representations and Indemnities to Survive

        The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Shares.

11.   Termination and Payment of Expenses

        If this Agreement shall be terminated pursuant to Section 9 hereof, the Company shall then be under no liability to any Underwriter except as provided in Section 6 and Section 8 hereof; but if for any other reason any Shares are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through the Representatives for all out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company shall then be under no further liability to any Underwriter except as provided in Section 6 and Section 8 hereof.

12.   Notices

        All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by reliable courier, first-class mail, telex or facsimile transmission to each Underwriter at the address set forth on Schedule I; if to the Company shall be delivered or sent by reliable courier, first-class mail, telex, or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Jubal R. Thompson, General Counsel and Secretary. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

13.   Successors

        This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters and the Company and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

14.   Time of the Essence

        Time shall be of the essence of this Agreement.

15.   Business Day

        As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

16.   Applicable Law and Waiver of Trial by Jury.

        This Agreement shall be governed by and construed in accordance with the laws of the State of New York. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OF THE OTHER UNDERWRITING DOCUMENTS OR TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY.

17.   Captions

        The captions included in this Agreement are included solely for convenience of reference and shall not be deemed to be a part of this Agreement.

18.   Counterparts

        This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

19.   Interpretation

        All pronouns used herein shall be deemed to refer to the masculine, feminine, or neuter gender as the text requires.

20.   Sophisticated Parties

        Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification and contribution provisions herein, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the indemnification and contribution provisions herein fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, any preliminary prospectus and the Prospectus (and any amendments and supplements thereto), as required by the Act and the Exchange Act.

        If the foregoing is in accordance with your understanding, please sign and return to us four counterparts hereof, and upon the acceptance hereof by you this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters and the Company.

Very truly yours,
COMSTOCK HOMEBUILDING COMPANIES, INC.
By:
Name:
Title:

        Accepted as of the date hereof
at Richmond, Virginia:

BB&T CAPITAL MARKETS, A Division of Scott & Stringfellow, Inc.,
By:	BB&T CAPITAL MARKETS, a Division of Scott & Stringfellow, Inc., on behalf of each of the Underwriters
By:
Name:
Title:
[Others]

SCHEDULE I

Underwriter	Firm Shares to be Purchased	Optional Shares to be Purchased if Maximum Option Exercised
BB&T Capital Markets, a Division of Scott & Stringfellow, Inc. 900 East Main Street Richmond, Virginia 23219 Facsimile: (804) 649-2615

Total

SCHEDULE II
Subsidiaries of Comstock Homebuilding Companies, Inc.

Name of Subsidiary	State or Country of Incorporation or Organization

B-1

SCHEDULE III

Lock-up Agreements

B-1

EXHIBIT A

Form of Opinion of Counsel for the Company

          (i)    The Company and each of the Subsidiaries have been duly incorporated, in the case of a corporation, and duly organized, in the case of a limited liability company, and are validly existing as corporations and limited liability companies, as the case may be, in good standing under the laws of their respective jurisdictions of incorporation or organization, with corporate or limited liability company power and authority to own or lease their respective properties and conduct their respective businesses as described in the Prospectus;

          (ii)   The Company and each of the Subsidiaries have been duly qualified as foreign corporations or limited liability companies for the transaction of business and are in good standing under the laws of each other jurisdiction in which they own or lease properties, or conduct any business, so as to require such qualification, except where the failure to so qualify will not result in a Material Adverse Effect (such opinion may be based solely upon certificates of authority or qualification issued in such jurisdictions to such effect);

          (iii)  The Company has an authorized capitalization as set forth in the Prospectus, including as set forth under the caption "Capitalization"; and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and nonassessable and conform to the description of the capital stock of the Company contained in the Prospectus, including as set forth under the caption "Capitalization"; there are no preemptive or other similar rights to subscribe for or to purchase any securities of the Company or any securities convertible or exchangeable into securities of the Company; except as described in the Prospectus, to such counsel's knowledge there are no warrants or options or similar rights to purchase any securities of the Company or any securities convertible or exchangeable into securities of the Company; neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by the Underwriting Agreement gives rise to any rights for or relating to the registration of any securities of the Company or any securities convertible or exchangeable into securities of the Company; with respect to such filing, offering or sale; and the form of the certificates evidencing the Shares complies with all formal requirements of Delaware law; all issued and outstanding shares of capital stock and other securities of the Company were issued in compliance with all federal and state securities laws.

          (iv)  All of the issued and outstanding shares of capital stock or membership interests of each of the Subsidiaries have been duly and validly authorized and issued and are fully paid and nonassessable; and all outstanding shares of capital stock or membership interests of each of the Subsidiaries are directly (or indirectly through other wholly owned Subsidiaries) owned by the Company, free and clear of all security interests, claims, equities, liens or encumbrances; all issued and outstanding shares of capital stock or membership interests of each of the Subsidiaries were issued in compliance will all federal and state securities laws.

          (v)   The Shares have been duly and validly authorized and, when issued and delivered against payment therefor as provided in the Underwriting Agreement, the Shares being issued as of such Time of Delivery will be duly and validly issued and fully paid and nonassessable and will conform to the description of the Shares contained in the Prospectus as amended or supplemented;

          (vi)  To such counsel's knowledge after due inquiry, there are no legal or governmental proceedings pending to which the Company or any of the Subsidiaries is a party or of which any property of the Company or any of the Subsidiaries is the subject, which, if determined adversely to the Company or any of the Subsidiaries, would individually or in the aggregate to have a Material Adverse Effect and to such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or by others; further to such counsel's knowledge after due inquiry, (a) each of the Company and the Subsidiaries has all material licenses, authorizations, consents and approvals and has made all material filings required under any federal, state or local law, regulation or rule, required to conduct their respective businesses, and (b) is not in violation of, in default under, and has not received any written notice regarding a possible violation, default or revocation of any such license, authorization, consent or approval, except as described in the Prospectus or except where the failure to acquire the same or the violation or default thereunder would not reasonably likely result in a Material Adverse Effect;

          (vii) The issue and sale of the Shares by the Company and the performance of the Underwriting Agreement and the Merger Agreements and the consummation by the Company of the other transactions therein contemplated will not conflict with or result in a breach or violation of any terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries is bound or to which any of the property or assets of the Company or any of the Subsidiaries is subject that is filed as an exhibit to the Registration Statement, that is identified or referenced in the Registration Statement or that is otherwise known to us after due inquiry, nor will such action result in any violation of the provisions of the Charter or By-laws of the Company or the Articles of Incorporation, Articles of Organization, bylaws or operating agreements of any of the Subsidiaries, as the case may be, or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries or any of their properties; except as disclosed in the Prospectus, nor will such action result in the creation or imposition of any material lien, charge, claim or encumbrance upon any material property or assets of the Company or its Subsidiaries; no Subsidiary is prohibited or restricted by its charter, bylaws, articles of organization or operating agreement, as the case may be, or agreements or instruments to which it is a party, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to such Subsidiary's capital stock or interests or from paying the Company or any other Subsidiary, any amounts due under loans or advances to such Subsidiary from the Company or such other Subsidiary, or from transferring any such Subsidiary's property or assets to the Company or to any other Subsidiary;

          (viii) No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by the Underwriting Agreement or the Merger Agreements, except the registration under the Act of the Shares, inclusion of the Shares in the Nasdaq National Market, approval of the NASD, filing of certificates of merger with the State Corporation Commission of the Commonwealth of Virginia in connection with the First Second Merger Agreements, filing of a certificate of merger with the Delaware Secretary of State in connection with the Second Merger Agreement, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

          (ix)  The Registration Statement has become effective under the Act and, to our knowledge after making telephone inquiries to staff members of the Commission, no stop order proceedings with respect thereto are pending or threatened under the Act, and any required filing of the Prospectus and any supplement thereto pursuant to Rule 424 under the Act has been made in the manner and within the time period required by such Rule 424 and in the manner and within the time period required by Rule 430A under the Act;

          (ix)  The Registration Statement and the Prospectus and any further amendments and supplements thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules and data, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act, and the rules and regulations thereunder; such counsel has no reason to believe that, as of the effective date of the Registration Statement and as of such Time of Delivery, either the Registration Statement or the Prospectus (other than the financial statements and related schedules and data) (or, as of its date, any further amendment or supplement thereto made by the Company prior to such Time of Delivery) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or, with respect to the Prospectus, necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and such counsel does not know of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus which are not filed or described as required;

          (x)   The descriptions in the Registration Statement and Prospectus and any further amendments or supplements thereto of statutes, legal and governmental proceedings and contracts and other documents are accurate and fairly present in all material respects the information required to be described;

          (xi)  The Underwriting Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and by general equitable principles, and except to the extent that the indemnification and contribution provisions of Section 8 thereof may be limited by federal or state securities laws and public policy considerations in respect thereof;

          (xii) The Company is not and, after giving effect to the offering and sale of the Shares, will not be an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act;

          (xiii) Each of the mergers contemplated by the First Merger Agreements have been effectuated in accordance with the laws of the Commonwealth of Virginia;

          [(xiv) Upon the filing of the certificate of merger with the Delaware Secretary of State with respect to the Second Merger Agreement in accordance with the terms thereof, the merger contemplated thereby shall be effective and (a) the separate corporate existence of Comstock Holding shall cease,(b) the Company shall continue to be governed by the laws of the State of Delaware and (c) the separate corporate existence of the Company with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the merger contemplated by the Second Merger Agreement; and

          (xv) The merger of Comstock Service, Sunset, and Comstock Homes with and into Comstock Holding will be a reorganization within the meaning of Section 368(a) of the Code, and each of Comstock Service, Sunset, Comstock Homes, and Comstock Holding will be a "party to a reorganization" within the meaning of Section 368(b) of the Code;

          (xvi) Comstock Holding will not recognize gain or loss on the acquisition of the assets of Comstock Service, Sunset, and Comstock Homes in exchange for Comstock Holding stock and the assumption of the liabilities of Comstock Service, Sunset, and Comstock Homes;

          (xvii) Each of Comstock Service, Sunset, and Comstock Homes will not recognize gain or loss (a) on the transfer of its assets to Comstock Holding in exchange for Comstock Holding stock and the assumption of the liabilities of Comstock Service, Sunset and Comstock Homes or (b) on the constructive distribution of Comstock Holding stock to the shareholders of Comstock Service, Sunset, and Comstock Homes;

          (xviii) The merger of Comstock Holding with and into the Company will be a reorganization within the meaning of Section 368(a) of the Code, and each of Comstock Holding and the Company will be a "party to a reorganization" within the meaning of Section 368(b) of the Code;

          (xix) The Company will not recognize gain or loss on the acquisition of the assets of Comstock Holding in exchange for the Company stock and the assumption of the liabilities of Comstock Holding; and

          (xx) Comstock Holding will not recognize gain or loss (a) on the transfer of its assets to the Company in exchange for the Company stock and the assumption of Comstock Holdings' liabilities or (b) on the constructive distribution of the Company stock to the shareholders of Comstock Holding.]